UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 8, 2011

Date of Earliest Event Reported: June 8, 2011

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrants’ telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541	Boise Inc.	20-8356960	Delaware
333-166926-04	BZ Intermediate Holdings LLC	27-1197223	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the “company,” “we,” “us,” “our,” or “Boise” refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 3.03	Material Modification to Rights of Security Holders.

We are extending the expiration date of our common share purchase warrants (NYSE: BZWS) that expire on June 18, 2011. The June 18 expiration date was established in the Warrant Agreement dated June 19, 2007. Because June 18 is a Saturday, we are extending the warrant expiration date and time until 5:00 p.m. New York time on Monday, June 20, 2011. Each warrant may be exercised to purchase one share of our common stock at a price of $7.50.

We will also permit exercises of warrants to be accepted by the warrant agent through a notice of guaranteed delivery so trading in our warrants can continue until the close of the market on Monday, June 20, 2011, with normal three-day settlements. A warrant holder can obtain further information on exercising warrants by contacting his or her broker or Continental Stock Transfer & Trust Company, our transfer agent and warrant agent. Brokers are encouraged to contact Continental Stock Transfer & Trust Company well before the expiration date to confirm the procedures for exercising warrants and payment of exercise prices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/S/ KAREN E. GOWLAND	By	/S/ KAREN E. GOWLAND
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary

Date: June 8, 2011